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                                                                       EXHIBIT 5








                                  May 12, 1999



First Sierra Financial, Inc.
600 Travis Street, Suite 7050
Houston, Texas 77002

         Re:      Registration Statement on Form S-3 (Reg No. 333-77079)

Ladies and Gentlemen:

         We have acted as counsel to First Sierra Financial, Inc. (the "Company") in connection with the above-referenced registration statement on Form S-3, as amended (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed public offering of up to $300,000,000 in aggregate amount of (i) its debt securities ("Debt Securities") and (ii) shares of its Common Stock, par value $.01 per share (the "Common Stock" and, together with the Debt Securities, the "Securities"), all of which Securities may be sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Debt Securities will be issued under an indenture (the "Indenture"), the form of which is filed as an exhibit to the Registration Statement, to be entered into between the Company and a trustee to be subsequently appointed.

         In arriving at the opinion expressed below, we have assumed that the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Restated Certificate of Incorporation, as amended (the "Certificate"), and applicable Delaware law. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents

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First Sierra Financial, Inc.
May 12, 1999
Page 2


of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

         Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

         1. When the Registration Statement has become effective under the Act, when the Indenture has been duly executed on behalf of the Company and the trustee thereunder (the "Trustee"), and when the Debt Securities have been (a) duly established by the Indenture or any supplemental indenture thereto, (b) duly authorized and established by applicable Board Action and duly authenticated by the Trustee, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, the Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

         2. When the Registration Statement has become effective under the Act, upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of the Common Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be legally issued, fully paid and non-assessable.

         To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we have assumed for purposes of this opinion
(i) that the trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the Indenture and (ii) that Indenture has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

         We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than United States Federal law, the General Corporation Law of the State of Delaware and the laws of New York.


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First Sierra Financial, Inc.
May 12, 1999
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         We hereby consent to the references to our firm under the caption
"Legal Opinions" in the Registration Statement and any Prospectus Supplement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                               Very truly yours,

                                               /s/ McDermott, Will & Emery